UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2009

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors (the “Board”) of Best Buy Co., Inc. (the “registrant”) appointed Brian J. Dunn, age 49, as Chief Executive Officer, effective June 24, 2009.  Mr. Dunn, who joined the registrant in 1985 as a store sales associate, has served as President and Chief Operating Officer since February 2006. During his tenure with the registrant, Mr. Dunn has also held the positions of President — Retail, North America, Executive Vice President, Senior Vice President, Regional Vice President, Regional Manager, District Manager, and Store Manager. Mr. Dunn serves on the board of Dick’s Sporting Goods, Inc., a full-line sporting goods retailer.

The registrant does not have a written employment agreement with Mr. Dunn and his employment is at-will.

(d)  Effective June 24, 2009, the Board appointed Brian J. Dunn, as a Class 1 director. Mr. Dunn is expected to stand for election to the Board, along with all other Class 1 directors, at the registrant’s 2010 Regular Meeting of Shareholders.

It has not been determined whether Mr. Dunn will sit on a committee of the Board. Once determined, any committee assignment(s) will be disclosed by the registrant in a Current Report on Form 8-K.

A news release announcing these appointments was issued on June 24, 2009, and is furnished herewith as Exhibit No. 99 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  On June 23, 2009, the Board approved an amendment to the registrant’s Amended and Restated By-Laws, to increase the number of directors from thirteen to fourteen, and the Class 1 directors from six to seven.

The Amended and Restated By-Laws are filed herewith as Exhibit No. 3.1.

Item 7.01  Regulation FD Disclosure.

Effective June 19, 2009, Gérard Vittecoq, a member of the Board, adopted a pre-arranged trading plan (the “Plan”) to purchase shares of the registrant’s common stock.  The Plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the registrant’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of the registrant’s securities under specified conditions and at specified times to achieve prudent and gradual asset diversification over time.

Mr. Vittecoq informed the registrant that the stock purchases to be effected pursuant to the Plan are part of his personal stock ownership plan.  The Plan provides that Mr. Vittecoq will purchase shares beginning in July 2009. The Plan is scheduled to expire in February 2010.   The Plan is intended to comply with Mr. Vittecoq’s obligations under the registrant’s applicable director stock ownership guidelines.

All stock purchases under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the Securities and Exchange Commission.

This information is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

The registrant does not undertake to report other Rule 10b5-1 plans that may be adopted by any officers or directors of the registrant in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished or filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws (as filed)
99

News release issued June 24, 2009 (as furnished). Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 24, 2009	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer